NOTICE OF WITHDRAWAL OF TENDER
REGARDING SHARES HELD IN
BUSINESS DEVELOPMENT CORPORATION OF AMERICA

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JULY 26, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY BUSINESS DEVELOPMENT CORPORATION OF AMERICA, EITHER BY HAND-DELIVERY OR MAIL, BEFORE 11:59 P.M. EASTERN TIME, ON DECEMBER 31, 2016, UNLESS THE OFFER IS EXTENDED.

THIS NOTICE OF WITHDRAWAL IS ONLY TO BE USED TO CANCEL A PREVIOUSLY SUBMITTED LETTER OF TRANSMITTAL

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND DELIVERY OR MAIL TO:

Business Development Corporation of America

C/O DST SYSTEMS, INC.
430 W. 7TH STREET
KANSAS CITY, MO 64105

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY BUSINESS DEVELOPMENT CORPORATION OF AMERICA AT THE ADDRESS ABOVE.

BDCA

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
NOTICE OF WITHDRAWAL

TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED
JULY 26, 2016

LADIES AND GENTLEMEN:

The undersigned hereby withdraws the tender of its Shares to Business Development Corporation of America (the *"Company"*) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated ____________________, 201___.

This tender was in the amount of: ________________ Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT: Signature of investor(s) or authorized person(s) should be exactly as appeared on subscription agreement

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS

SignatureofInvestor(s)orAuthorizedPerson(s) ____________________

Name of Signatory *(Please print)* ____________________

Title of Authorized Person *(Please print)* ____________________

SignatureofInvestor(s)orAuthorizedPerson(s) ____________________

Name of Signatory *(Please print)* ____________________

Title of Authorized Person *(Please print)* ____________________

FOR OTHER INVESTORS

SignatureofInvestor(s)orAuthorizedPerson(s) ____________________

Name of Signatory *(Please print)* ____________________

Title of Authorized Person *(Please print)* ____________________

Date (mm/dd/yyyy) ____________________